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                                                                    EXHIBIT 10.2

                          COPYRIGHT SECURITY AGREEMENT

                  This Agreement, dated as of April 8, 2003, is made by Fastnet Corporation, a Pennsylvania corporation (the "Grantor"), having a mailing address at Two Courtney Place, Suite 130, 3864 Courtney Street, Bethlehem, Pennsylvania 18017, for the benefit of Equinox Business Credit Corp., a New Jersey corporation (the "Secured Party"), having a place of business at 120 Wood Avenue South, Suite 515, Iselin, New Jersey 08830.

                  The Grantor is the owner of all of the copyrighted works, registrations, and applications for registration described in Schedule A hereto.

                  The Grantor, various subsidiaries of the Grantor (together with the Grantor, collectively, the "Borrowers") and the Secured Party are parties to a Loan and Security Agreement of even date herewith (as the same may be amended, supplemented or restated from time to time, the "Loan Agreement").

                  As a condition to extending credit under the Loan Agreement, the Lender has required that the Grantor execute this agreement to evidence the security interest granted to the Secured Party in any copyrights or copyright applications not expressly covered by other security agreements.

                  ACCORDINGLY, in consideration of the agreements of the Secured Party set forth in the Loan Agreement, the Grantor hereby agrees as follows:

                  1. DEFINITIONS. Terms defined in the Loan Agreement and not otherwise defined herein shall have the meanings given them in the Loan Agreement. In addition, the following terms have the meanings set forth below:

                  "Copyrights" means all of the Grantor's right, title and interest in and to all copyrightable works and all copyrights of the Grantor and licenses thereunder, whether presently existing or hereafter arising, including but not limited to the registered copyrights, applications to register copyrights, and unregistered works (if any) listed on Schedule A.

                  "Event of Default" means (i) an Event of Default, as defined in the Loan Agreement, any other Ancillary Agreement or security agreement now in existence or hereafter entered into by the Grantor, or
         (ii) any breach by the Grantor of any of its obligations under this Agreement.

                  2. SECURITY INTEREST. In order to secure the Obligations, the Grantor hereby confirms and acknowledges that it has granted and created (and, to the extent not previously granted under the Loan Agreement, does hereby grant and create) a security interest, with power of sale to the extent permitted by the Loan Agreement and by law, in the Copyrights. This security interest is in any and all rights of Grantor that may exist or hereafter arise under any copyright law now or hereinafter in effect in the United States of America or in any other country.

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                  3. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants that (a) the Grantor owns each of the works and rights listed in Schedule A, free and clear of any Lien other than Permitted Liens, and (b) the Copyrights listed in Schedule A include all copyrightable works owned or controlled by the Grantor as of the effective date hereof, excluding immaterial copyrights.

                  4. SATISFACTION. Upon full payment or satisfaction of the Obligations and termination of any credit facilities extended to the Borrowers by the Secured Party, this Agreement, and the rights granted hereunder to the Secured Party, shall be terminated upon demand by a written termination statement to the effect that the Secured Party no longer claims a security interest under this Agreement.

                  5. ADMINISTRATION OF COPYRIGHTS. Prior to the occurrence of an Event of Default, the Grantor may control and manage the Copyrights, including the right to make and distribute copies of the works covered thereby, and may receive and use the income, revenue, profits, and royalties that arise from the use of the Copyrights and any licenses thereunder, in the same manner and to the same extent as if this Agreement had not been entered into. The Grantor shall give the Secured Party prompt notice of any change in the status of said copyrights or the Grantor's rights thereunder.

                  6. PROTECTION OF COPYRIGHTS. The Grantor covenants that it will at its own expense protect, defend and maintain the Copyrights to the extent reasonably advisable in its business, and if the Grantor fails to do so, the Secured Party may (but shall have no obligation to) do so in the Grantor's name or in the Secured Party's name, but at the Grantor's expense, and the Grantor shall reimburse the Secured Party in full for all expenses, including reasonable attorney's fees incurred by the Secured Party in protecting, defending and maintaining the Copyrights. The Grantor further covenants that it will give notice to the Secured Party sufficient to allow the Secured Party to timely carry out the provisions of this paragraph.

                  7. REMEDIES. Upon the occurrence of an Event of Default, the Secured Party may, at its option, exercise any one or more of the following remedies: (a) exercise all rights and remedies available under the UCC, or under any applicable law; (b) sell, assign, transfer, pledge, encumber or otherwise dispose of any Copyright; (c) enforce any Copyright, and any licenses thereunder; and (d) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Copyrights, against the Grantor or against any other person or property. Upon the exercise of any remedy by the Secured Party hereunder, the Grantor shall be deemed to have waived all of its rights provided in 17 U.S.C. ss. 106A or any other "moral rights of authors." If the Secured Party shall exercise any remedy under this Agreement, the Grantor shall, at the request of the Secured Party, do any and all lawful acts and execute any and all proper documents required by the Secured Party in aid of thereof. For the purposes of this paragraph, the Grantor appoints the Secured Party as its attorney with the right, but not the duty, to endorse such Grantor's name on all applications, documents, papers and instruments necessary for the Secured Party to (i) act in its own name or enforce or use the Copyrights, (ii) grant or issue any exclusive or non-exclusive licenses under the Copyrights to any third party, and/or (iii)

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sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of any Copyright. The Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until satisfaction of this Agreement in accordance with paragraph 4. The Grantor shall reimburse the Secured Party for all reasonable attorney's fees and expenses of all types incurred by the Secured Party, or its counsel, in connection with the exercise of the rights of the Secured Party under this Agreement, together with interest thereon from the date or dates the same were incurred at the Default Rate.

                  8. GENERAL RIGHTS AND OBLIGATIONS. Except as expressly set forth herein, the rights and obligations of the Grantor and the Secured Party with respect to the Copyrights shall in all respects be governed by the Loan Agreement, the terms of which are incorporated as fully as if set forth at length herein.

                  IN WITNESS WHEREOF, the Grantor has executed this Agreement as of the date first above-written.

                                              FASTNET CORPORATION

                                              By /S/WARD SCHULTZ
                                                 -------------------------
                                              Its Chief Financial Officer

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